UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 30, 2013

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54671	26-4141646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 30, 2013, NorthStar Real Estate Income Trust, Inc. (the “Company”), through a subsidiary and together with NorthStar Realty Finance Corp. (the “Sponsor”), directly originated a $255 million participating senior loan (the “Loan”) secured by a leasehold mortgage in the recently renovated, 1,331 room Milford Plaza hotel located in Times Square, New York City (the “Property”). The Company originated $89 million of the Loan and the Sponsor originated the remaining $166 million of the Loan on a pari passu basis. The $255 million Loan was financed with $130 million from credit facilities with Deutsche Bank AG, pro-rata between the Company and the Sponsor.

In connection with the Loan, the Company and the Sponsor, on a pro-rata basis, will have a 35% ownership interest in the Property in addition to the fee retail component associated with the Property. The borrower, a joint venture between Highgate Hotels, an experienced hotel owner and operator that manages over 8,500 hotel rooms in New York City, and real estate private equity firm Rockpoint Group (together the “Borrower”), will retain the remaining 65% ownership interest in the Property and the retail. The Company and the Sponsor intend to ultimately securitize an interest in a portion of Loan.

The Loan bears interest at a rate of 8.65% per annum and has a current leveraged return on invested equity of 12.5%, inclusive of fees. The Company and the Sponsor earned an upfront fee equal to 1.00% of the Loan amount and will earn a fee equal to 0.35% of the outstanding principal amount at the time of repayment, both on a pro-rata basis.

The initial term of the Loan is ten years, with no extension options. The Loan may not be prepaid during the first seven years. Thereafter the Loan may be prepaid, provided the Borrower pays the greater of (i) 1.0% of the amount being prepaid and (ii) the remaining interest due on the Loan.

The Property’s loan-to-value ratio (“LTV Ratio”) is approximately 77.4%. The LTV Ratio is the Loan amount net of reserves funded and controlled by the Company and the Sponsor over the current appraised value of the Property as of March 27, 2013.

Safe-Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should” and similar expressions. These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; the Company can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, whether the Company will be able to securitize an interest in a portion of the Loan on favorable terms, if at all, whether the Company will be able to enhance its return through a securitization or its ownership interest in the Property and the fee retail component associated with the Property, the Borrower’s ability to perform under the terms of the Loan, future property value, income-producing ability, impact of any losses on cash flows and returns, market rental rates and property level cash flows, changes in the Times Square market, changes in economic conditions generally and the real estate and debt markets specifically, availability of investment opportunities, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: May 1, 2013

By: /s/ Ronald J. Lieberman

Ronald J. Lieberman

Executive Vice President, General Counsel and Secretary